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                                                                     EXHIBIT 3.2

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               TALITY CORPORATION


        The undersigned, Robert P. Wiederhold and Duane W. Bell, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, hereby certify that:

        1. They are the duly elected and acting President and Secretary, respectively, of Tality Corporation, a Delaware corporation.

        2. The name of this corporation is Tality Corporation. Tality Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 13, 2000.

        3. The Amendment and Restatement of this corporation's Certificate of Incorporation, as set forth below, has been approved by this corporation's Board of Directors and stockholders and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        4. The Certificate of Incorporation of this corporation be, and it hereby is, amended and restated to read in its entirety as follows:

                          CERTIFICATE OF INCORPORATION


                                    ARTICLE I

                               NAME OF CORPORATION

                        The name of this Corporation is:

                               TALITY CORPORATION


                                   ARTICLE II

                                REGISTERED OFFICE

            The registered office of Tality Corporation (hereinafter called the "Corporation") in the State of Delaware shall be at 615 South Dupont Highway, City of Dover, County of Kent, and the name of the registered agent in charge thereof shall be National Corporate Research Ltd.

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                                   ARTICLE III

                                     PURPOSE

            Subject to such limitations as are stated herein, the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as may be amended or replaced (the "DGCL").

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

            SECTION 1. Number of Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is four hundred sixty-five million one thousand (465,001,000) shares, consisting of four hundred sixty million one thousand (460,001,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and five million (5,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The number of authorized shares of any class of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation and without the separate vote of any single class of Common Stock.

            SECTION 2. Authorized Common Stock. The Common Stock shall consist solely of three classes designated "Class A Common Stock," "Class B Common Stock," and "Class C Common Stock." The authorized number of shares of Class A Common Stock shall be three hundred million (300,000,000), the authorized number of shares of Class B Common Stock shall be one thousand (1,000), and the authorized number of shares of Class C Common Stock shall be one hundred sixty million (160,000,000). The Board of Directors of the Corporation (the "Board of Directors") may (or, as specified below, shall) authorize the issuance of shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock from time to time subject to the foregoing.

            SECTION 3. Terms of Common Stock; Voting.

            (a) Rights and Privileges; Voting Rights.

                (i) All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges, except as expressly provided otherwise in this Certificate of Incorporation. Except as expressly specified otherwise herein, all classes of Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders.

                (ii) The Class C Common Stock shall be issuable only to Cadence Design Systems, Inc., a Delaware corporation ("Cadence"), or any Subsidiary


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(as defined below) of Cadence and only if both of the following requirements are met: (x) such issuance occurs in connection with a Tax-Free Spin-Off (as defined below); and (y) such issuance occurs upon an acquisition by the Corporation, whether by assignment, merger or otherwise, directly or through one or more Subsidiaries, of all outstanding shares of Class B Common Stock and Limited Partnership Units (as defined below) then held by Cadence or any of its Subsidiaries.

                (iii) The holders of shares of Common Stock shall have the following voting rights:

                    (A) Except as provided in Section 3(a)(v) of this Article IV, each holder of a share of Class A Common Stock shall be entitled to cast one vote on all matters submitted to a vote of the stockholders of the Corporation for each share of Class A Common Stock held by such holder.

                    (B) Each holder of a share of Class B Common Stock shall be entitled to cast the aggregate number of votes on all matters submitted to a vote of the stockholders of the Corporation equal to the sum of (x) the number of shares of Class B Common Stock held by such holder plus (y) the number of Limited Partnership Units held by such holder.

                    (C) Except as provided in Section 3(a)(v) of this Article IV, each holder of a share of Class C Common Stock shall, for each share of Class C Common Stock held by such holder, be entitled to cast that number of votes on all matters submitted to a vote of the stockholders of the Corporation equal to the Class C Per-Share Vote, determined as provided in Section 3(a)(iv) below.

                (iv) The "Class C Per-Share Vote" shall equal that number of votes per share necessary so that, immediately prior to a Tax-Free Spin-Off, the aggregate voting power of all shares of Class C Common Stock, when added to the voting power of all shares, if any, of Class A Common Stock held by Cadence and its Subsidiaries, equals eighty percent (80%) of the sum of: (A) the total combined voting power of all outstanding capital stock of the Corporation, plus
(B) the voting power underlying shares potentially issuable under any outstanding options, warrants, convertible or exchangeable securities (including Limited Partnership Units) or other rights or contracts that could result in any Person (as defined below) owning a voting interest in the Corporation. Notwithstanding the foregoing, if counsel for Cadence reasonably determines in connection with advising Cadence with respect to Tax-Free Spin-Off that, in order for the Tax-Free Spin-Off to be tax free to Cadence, its Subsidiaries or its stockholders, the Class C Per-Share Vote should be increased beyond the figure produced by application of the foregoing provisions of this Section 3(a)(iv), or in the event Cadence and the Corporation agree that the Class C Per-Share Vote can be reduced below the figure produced by application of the foregoing provision without adversely affecting the tax-free nature of the Tax-Free Spin-Off, then the Class C Per-Share Vote shall be that number indicated by such counsel, or agreed to by Cadence and the Corporation, as the case may be, delivered in writing to the Secretary of the Corporation no later than fifteen (15) days prior to consummation of the Tax-Free Spin-


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Off. A copy of such writing shall be made available to any stockholder upon request of the Secretary of the Corporation.

                (v) Only the holders of Class B Common Stock shall be entitled to vote on a Spin-Off Merger (as defined below). As used herein, a "Spin-Off Merger" shall mean a merger of the Corporation or one or more of its Subsidiaries with one or more Subsidiaries of Cadence that own Limited Partnership Units, which merger is effected solely in order to facilitate a Tax-Free Spin-Off. A Spin-Off Merger may be effected only if it satisfies the following requirements:

                    (A) Prior to the merger, each constituent Person other than the Corporation shall have no assets or liabilities, subject only to de minimus exceptions, other than shares of Common Stock, Preferred Stock or Limited Partnership Units or direct or indirect interests in Persons owning Common Stock, Preferred Stock or Limited Partnership Units.

                    (B) The Corporation shall have received an opinion of its counsel or counsel to Cadence, or a ruling from the Internal Revenue Service, to the effect that the Spin-Off Merger will qualify as a reorganization under
Section 368(a) of the Code.

                    (C) If the surviving Person in the Spin-Off Merger is the Corporation, or if the Corporation becomes the parent corporation of one or more other constituent Persons:

                        (1) the outstanding shares of stock of each other constituent Person shall be converted into (x) that number of shares of Class C Common Stock equal to the aggregate number of shares of Class B Common Stock and Limited Partnership Units then held by such other constituent Person, plus (y) that number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock then held directly or indirectly by such other constituent Person, plus (z) that number of shares of Preferred Stock having rights that are the same as the powers, preferences and rights of any shares of Preferred Stock then held directly or indirectly by such other constituent Person; provided, however, that any shares of Class A Common Stock, Class B Common Stock and Preferred Stock then held by such other constituent Person shall not be so converted, but rather shall be cancelled immediately upon consummation of the Spin-Off Merger; and

                        (2) If (x) the surviving Person in the Spin-Off Merger is the Corporation, each outstanding share of stock of the Corporation, other than those shares held by each other constituent Person, shall remain outstanding and unaffected by the Spin-Off Merger or (y) the Corporation becomes the parent corporation of one or more other constituent Persons through the merger of such constituent Persons into a Subsidiary of the Corporation, each outstanding share of stock of the Subsidiary of the Corporation shall remain outstanding and unaffected by the Spin-Off Merger.


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                    (D) If the surviving Person in the Spin-Off Merger is a
Subsidiary of Cadence, or if a Subsidiary of Cadence becomes the parent of the Corporation and the other constituent Persons:

                        (1) such Cadence Subsidiary shall have classes of common and preferred stock which are the same, in all material respects, as the Class A Common Stock, Class B Common Stock, Class C Common Stock and any Preferred Stock then outstanding;

                        (2) each outstanding share of Class A Common Stock shall be converted into one share of class A common stock of such Cadence Subsidiary, each outstanding share of Class B Common Stock shall be converted into one share of class B common stock of such Cadence Subsidiary and each outstanding share of Preferred Stock shall be converted in one share of preferred stock of such Cadence Subsidiary having the same powers, preferences and privileges as such share of Preferred Stock; provided, however, that shares of Class A Common Stock, Class B Common Stock and Preferred Stock then held by such Cadence Subsidiary shall not be so converted, but rather shall be cancelled immediately upon consummation of the Spin-Off Merger; and

                        (3) the outstanding capital stock of such Cadence Subsidiary shall be converted into (x) that number of shares of class A common stock of such Cadence Subsidiary equal to the number of shares of Class A Common Stock then held by such Cadence Subsidiary, plus (y) that number of shares of class C common stock of such Cadence Subsidiary which is equal to the number of shares of Class B Common Stock and Limited Partnership Units then held by such Cadence Subsidiary, plus (z) that number of shares of preferred stock of such Cadence Subsidiary having the same powers, preferences and rights, as any Preferred Stock then held by such Cadence Subsidiary.

            (b) Dividends and Distributions.

                (i) Subject to the preferences applicable to any Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that, subject to the other provisions of this subsection (b), the Corporation shall not pay dividends or make other distributions to holders of any class of Common Stock, unless simultaneously with such dividend or other distribution the Corporation makes the same per share dividend or other distribution with respect to each outstanding share of other Classes of Common Stock.

                (ii) In the case of a dividend or other distribution payable in Class A Common Stock, Class B Common Stock or Class C Common Stock (including any distribution pursuant to a stock split or division of Class A Common Stock Class B Common Stock or Class C Common Stock), only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock, only shares of Class B


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Common Stock shall be distributed with respect to Class B Common Stock, and only shares of Class C Common Stock shall be distributed with respect to Class C Common Stock. In the case of any such dividend or other distribution payable in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal.

                (iii) In the case of a dividend or other distribution consisting of voting securities of the Corporation other than Common Stock or of voting securities of any Person that is a wholly owned subsidiary of the Corporation, the Corporation shall declare and pay such dividend or other distribution in separate classes of such voting securities, identical in all respects, except that: (A) the voting rights of each such security issued to the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical to the voting rights of the respective classes of Common Stock held by such holders in accordance with Section 3(a)(iii) above; and (B) such security issued to the holders of Class B Common Stock shall convert into the security issued to the holder of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock. In the case of any such dividend or distribution, the number of such securities payable per share of each class of Common Stock shall be equal.

                (iv) In the case of a dividend or other distribution consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of another Person that is a wholly owned subsidiary of the Corporation, the Corporation shall provide that such convertible or exchangeable securities, and the securities underlying such convertible or exchangeable securities, be identical in all respects (including, without limitation, the conversion or exchange rate), except that: (A) the voting rights of each security underlying the convertible or exchangeable security issued to the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall have the same relationship to each other as provided for Class A Common Stock, Class B Common Stock and Class C Common Stock in
Section 3(a)(iii) above; and (B) such underlying securities issuable to the holders of the Class B Common Stock shall convert into the underlying securities issued to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock.

            (c) Conversion of Class B Common Stock; Exchange of Limited Partnership Units.

                (i) The holders of Class B Common Stock shall be entitled to convert, at any time and from time to time, each share of Class B Common Stock into one (1) fully paid and non-assessable share of Class A Common Stock. Such right shall be exercised by the surrender to the Corporation of the certificate or certificates representing the shares of Class B Common Stock to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Corporation's transfer agent (the "Transfer Agent"), accompanied by a written notice from the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or


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certificates, into an equal number of shares of Class A Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 3(e)(iii) below.

                (ii) Upon the transfer (other than the original issuance) of any share of Class B Common Stock to any Person other than the original holder thereof, such share shall immediately and automatically (and without any action on the part of the holder) convert into one (1) fully paid and non-assessable share of Class A Common Stock; provided, however, that no such conversion shall occur solely as a result of the pledge or hypothecation of, or existence of any other lien or encumbrance on, any Class B Common Stock, and no such conversion shall occur solely as a result of a transfer by the original holder thereof or one of its Subsidiaries to the original holder thereof or one of its Subsidiaries; provided further, that such share of Class B Common Stock shall immediately and automatically (and without any action on the part of the holder) convert into one (1) fully paid and nonassessable share of Class A Common Stock at any time such holder is no longer a Subsidiary of the original holder of such share of Class B Common Stock.

                (iii) Subject to adjustment as provided in Section 3(f) below, in accordance with and subject to the terms of the Partnership Agreement, the holders of Limited Partnership Units (other than the Corporation and its Subsidiaries) shall be entitled to exchange, at any time and from time to time, each of their Limited Partnership Units into one (1) fully paid and non-assessable share of Class A Common Stock. Such right shall be exercised in the manner provided in the Partnership Agreement.

                (iv) As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Section 3(c)(i) or (ii) above, or upon the surrender for exchange of Limited Partnership Units in the manner provided in the Partnership Agreement (if the Corporation is to issue newly issued shares of Class A Common Stock upon such surrender), as applicable, and the payment in cash of any amount required by Section 3(e)(iii) below, the Corporation shall deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion or exchange, issued in such name or names as such holder may direct. Such conversion or exchange shall be deemed to have been effected immediately prior to the close of business on the date of the giving of the required written notice and surrender of any certificate or certificates representing shares of Class B Common Stock or Limited Partnership Units, as the case may be; provided, however, that the Corporation may delay the effective date of such exchange with respect to no more than one (1) Limited Partnership Unit for up to fifteen (15) days to the extent it reasonably deems such delay necessary in order implement steps to avoid a dissolution of the Partnership (as defined below) under the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. Section 17-101, et seq., as amended from time to time (the "Delaware Partnership Act") by reason of the Partnership having only one partner. Upon


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the date any such conversion or exchange is made or effected, all rights of the holder of such shares of Class B Common Stock or Limited Partnership Units as such holder shall cease, and the Person or Persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

                (v) Shares of Class B Common Stock that are converted into shares of Class A Common Stock shall continue to be authorized shares of Class B Common Stock and available for reissuance by the Corporation as treasury shares or, after their retirement, as authorized but unissued shares of Class B Common Stock; provided, however, that no shares of Class B Common Stock shall be reissued except as expressly permitted by Section 3(b) above or Section 3(f) below.

            (d) Conversion of Class B Common Stock into, and Exchange of Limited Partnership Units for, Class C Common Stock.

                (i) Subject to Section 3(a)(ii) of this Article IV, at any time that Cadence and its Subsidiaries shall own in the aggregate thirty percent (30%) or more of the total combined voting power of the Corporation, in order to facilitate a Tax-Free Spin-Off, Cadence and its Subsidiaries (other than the Corporation and its Subsidiaries) shall have the right to transfer all (but not less than all) of their Limited Partnership Units and shares of Class B Common Stock to the Corporation in exchange for the issuance by the Corporation to such Persons of that number of shares of Class C Common Stock equal to the number of Limited Partnership Units and shares of Class B Common Stock transferred to the Corporation.

                (ii) The transfer of shares of Class B Common Stock and Limited Partnership Units in exchange for shares of Class C Common Stock shall be effected by written notice to the Corporation stating the desire to transfer such shares and Limited Partnership Units as described in paragraph (i) above. Any such transfer shall be effected as of the close of business on the date immediately preceding the date of the Tax-Free Spin-Off (or, if requested by Cadence, on the date of the Tax-Free Spin-Off) and at such time the rights of the holders of such shares and Limited Partnership Units as such holders shall cease and such holders shall be treated for all purposes as having become the record owners of shares of Class C Common Stock issuable upon such transfer on such date.

            (e) Certain Provisions Relating to Stock Conversion and Exchange of Limited Partnership Units.

                (i) In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then the holders of any outstanding shares of Class B Common Stock shall be entitled to receive upon conversion thereof the amount of such security that such holder would have received if it had effected such conversion immediately prior to the record date of such reclassification or other similar transaction. Except as set forth in the preceding sentence, no adjustments in respect of dividends or other distributions shall be


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made upon the conversion of any share of Class B Common Stock; provided, however, that if a share of Class B Common Stock shall be converted into a share of Class A Common Stock after the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the default in payment of the dividend or other distribution due on such date.

                (ii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class C Common Stock, solely for the purpose of issuance upon conversion, exchange or transfer of outstanding shares of Class B Common Stock and Limited Partnership Units (including pursuant to a Spin-Off Merger), such number of shares of Class A Common Stock or Class C Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock and the exchange of all such outstanding Limited Partnership Units. If any shares of Class A Common Stock or Class C Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock or Class C Common Stock may be issued upon conversion, exchange or transfer, or before such shares may be distributed to Cadence stockholders in connection with a Tax-Free Spin-Off or sold by such Cadence stockholders thereafter without restriction under applicable law, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation shall use its best efforts to list the shares of Class A Common Stock and Class C Common Stock required to be delivered upon such conversion, exchange or transfer (including pursuant to a Spin-Off Merger) prior to such delivery on each national securities exchange on which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants and warrants that all shares of Class A Common Stock and Class C Common Stock issued upon conversion of shares of Class B Common Stock or exchange of Limited Partnership Units (including pursuant to a Spin-Off Merger) will, upon issuance, be validly issued, fully paid and non-assessable.

                (iii) The issuance of certificates for shares of Class A Common Stock and Class C Common Stock upon conversion of shares of Class B Common Stock or exchange of Limited Partnership Units (including pursuant to a Spin-Off Merger) shall be made without charge to the holders of such shares or Limited Partnership Units for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted or the Limited Partnership Units exchanged, then the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

            (f) Stock Splits. Without the unanimous approval of all holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, the Corporation shall not in any manner subdivide (by any stock split, stock dividend,



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reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined. The exchange rights for Limited Partnership Units shall be adjusted appropriately if there is: (A) any subdivision (by any unit split, unit distribution, reclassification, recapitalization or otherwise) or combination (by reverse unit split, reclassification, recapitalization or otherwise) of the Limited Partnership Units that is not accompanied by an identical subdivision or combination of the Common Stock; or (B) any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the Common Stock that is not accompanied by an identical subdivision or combination of the Limited Partnership Units.

            (g) Options, Rights or Warrants.

                (i) Except as set forth herein, without the unanimous approval of all holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, the Corporation shall not make any offering or distribution of options, rights or warrants to subscribe for shares of Class B Common Stock or Class C Common Stock. If the Corporation makes an offering or distribution to all holders of a class of Common Stock of options, rights or warrants to subscribe for shares of any class or classes of its capital stock other than Class B Common Stock or Class C Common Stock, then the Corporation shall simultaneously make a similar offering or distribution of the same number of options, rights or warrants per share which options, warrants or rights offered or distributed to each class of Common Stock shall entitle the holder, upon exercise thereof, to purchase the same class of Common Stock as the shares with respect to which such options, warrants or rights were offered or distributed to all holders of the other outstanding class of Common Stock, except that it need not make such offering or distribution to such class of Common Stock all the holders of which, voting as a separate class, determine that such offering or distribution need not be made to such class.

                (ii) Subject to Section 3(g)(i) above, the Corporation shall have the power to create and issue, whether or not in connection with the issuance and sale of any shares of stock or other securities of the Corporation, rights, options or warrants entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized (other than Class B Common Stock or Class C Common Stock), such rights, options or warrants to have such terms and conditions, and to be evidenced by or in such instrument or instruments, as shall be approved by the Board of Directors.

            (h) Mergers, Consolidation, Etc. Except in the event of a Tax-Free Spin-Off, the Corporation shall not, without the approval of a majority of the voting power of the outstanding shares of Class B Common Stock (if any such shares are then outstanding), enter into any consolidation, merger, combination, recapitalization, reclassification or other transaction in which shares of Common Stock are exchanged for or converted into other stock or other securities, cash and/or any other property unless in



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such event, the shares of each class of Common Stock shall be exchanged for or converted into like classes of capital stock of the surviving Person that differ only in their respective voting rights, which shall be the same as the voting rights enjoyed by each class of Common Stock pursuant to Section 3(a)(iii) above.

                (i) No Preemptive Rights. Except as provided in Section 3(g) above, the holders of shares of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class of the Corporation, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock of the Corporation.


        SECTION 4. Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the DGCL (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including any voting powers), preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative majority vote of the holders of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation. Notwithstanding the foregoing, the Corporation shall not issue any shares of preferred stock other than "voting stock" (as determined for purposes of applying Section 368(c) of the Code) without the prior approval of a majority of the voting power of the Class B common stock until such time as: (i) there has been effected a Tax-Free Spin-Off or (ii) Cadence and its Subsidiaries shall own in the aggregate less than thirty percent (30%) of the total combined voting power of the Corporation.


                                    ARTICLE V

                 RELATIONSHIP WITH CADENCE DESIGN SYSTEMS, INC.

        SECTION 1. Corporate Opportunities.

            (a) Except as Cadence may otherwise agree in writing, Cadence may engage or invest, and avail itself of opportunities, in the same or similar business activities or lines of business as the Corporation. Except in the case of a Corporate Opportunity (as defined below), the Corporation shall have no interest or expectancy in any such engagement, investment or opportunity or any interest or expectancy that Cadence will not engage in any of the foregoing activities, any such interest or expectancy being hereby renounced by the Corporation so that Cadence shall not violate any duty to the Corporation by engaging in, investing in, or availing itself of opportunities in any such business activities or line of business.


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            (b) For purposes of this Certificate of Incorporation, "Corporate
Opportunity" shall mean a transaction, potential transaction or other business opportunity that (i) the Corporation is financially able to undertake, (ii) relates exclusively to the Business (as defined below), (iii) is one in which the Corporation has or, but for the effect of this Article V the Corporation would have, an interest or reasonable expectancy and (iv) if offered to a director, officer or employee of the Corporation who is also a director, officer or employee of Cadence, such transaction, potential transaction or other business opportunity is offered to him or her solely in his or her capacity as a director, officer or employee of the Corporation; provided, however, that a "Corporate Opportunity" shall not include (A)(1) any transaction in which the Corporation or Cadence is permitted to participate pursuant to any agreement between them in effect as of the time any equity security of the Corporation is first held of record by any Person other than Cadence or any director, officer or employee of Cadence or the Corporation, or as may be amended thereafter with the approval of a majority of the Disinterested Directors (as defined below), or
(2) any such transaction provided for in any subsequent agreement between the Corporation and Cadence approved by a majority of the Disinterested Directors;
(B) any transaction, potential transaction or other business opportunity that is offered to or learned of by a director, officer or employee of Cadence (other than as described in clause (iv) above) by or from a Person other than the Corporation or (C) any transaction, potential transaction or other business opportunity that arises from ideas independently conceived, acquired or developed by Cadence.

            (c) For purposes of this Certificate of Incorporation (i) "Business" shall mean the business of providing electronic design engineering services, and intellectual property in connection therewith, to electronic equipment manufacturers; and (ii) "Disinterested Directors" shall mean the directors of the Corporation who are not officers or directors of Cadence.

            (d) In the case of a Corporate Opportunity, Cadence shall have such duties as would exist in the absence of this Article V.

        SECTION 2. Intercompany Agreements.

        In any action by or in the right of the Corporation against Cadence or any of its officers, directors, employees in which the fairness of any agreement or transaction to which any such Person is a party or in which any such Person may have a financial interest, shall be an issue: (1) the burden of proof on the issue of fairness shall be on the Person seeking to establish unfairness; and
(2) fairness shall be deemed to have been established in any of the following circumstances:

            (a) the conditions set forth in Section 144 of the DGCL or any successor provision, as in effect from time to time, are satisfied;

            (b) the agreement or transaction is effected in accordance with guidelines approved by a majority of the Disinterested Directors; or


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

            (c) the terms of the transaction or agreement are not materially less favorable to the Corporation than those made available by Cadence to unaffiliated Persons under similar circumstances.

        The provisions of this Section 2 shall not be construed to limit or restrict any defenses that would be available to Cadence or any of its officers, directors, employees or agents in the absence of this provision.


        SECTION 3. General Provisions and Certain Definitions.

            (a) Any Person purchasing or otherwise acquiring any interest in any shares of stock or other securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article V.

            (b) Neither the alteration, amendment or repeal of this Article V, nor the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article V, shall eliminate, reduce or otherwise affect the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim arising or accruing, or in respect of any matter that, but for this Article V, would have arisen or accrued, prior to such alteration, amendment, repeal or adoption.

            (c) For purposes of this Article V, "Corporation" shall mean the Corporation and all of its Affiliates other than Cadence, collectively, and any successors thereto and assigns thereof; provided, however, that where, in order to effectuate the intent of this definition to provide Cadence with protection in its dealings with any such Affiliate, action on the part of any such Affiliate of the Corporation is required (e.g., without limitation, to renounce an interest in a transaction, potential transaction or other business opportunity, or to adopt guidelines pursuant to Section 2 of this Article V), the Corporation shall cause such Affiliate to take such action. For purposes of this Article V, "Cadence" shall mean Cadence and all of its Affiliates (other than the Corporation and its Subsidiaries), collectively, and any successors thereto and assigns thereof.

            (d) This Article V may be modified, amended or repealed only by the affirmative vote of ninety percent (90%) of the outstanding voting stock of the Corporation entitled to vote thereon.

            (e) This Article V shall remain in effect only until such time as
(i) Cadence shall hold less than ten percent (10%) of the voting power of the Corporation's outstanding securities entitled to vote in an election of directors and (ii) no officer or employee of Cadence shall be a member of the Board of Directors. After such time, this Article V shall have no further force or effect.

                                   ARTICLE VI

                  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

        SECTION 1. Board of Directors/Operating Company. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate of Incorporation or the Bylaws. The Corporation shall take no action inconsistent with the terms of the Partnership Agreement.

        SECTION 2. Additional Management Provisions. The following provisions are inserted for the limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

            (b) Subject to the rights of the holders of any series of Preferred Stock then outstanding, from and after the date on which Cadence and its Subsidiaries, acting together, cease to be entitled to cast a majority of the votes on all matters submitted to a vote of stockholders of the Corporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires; prior to such date, no decrease in the authorized number of directors shall shorten the term of any incumbent director. Prior to such date, such vacancies may also be filled by a majority vote of the stockholders.

            (c) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

            (d) Subject to the rights of the holders of any series of Preferred Stock then outstanding, from and after the date on which Cadence and its Subsidiaries, acting together, cease to be entitled to cast a majority of the votes on all matters submitted to a vote of the stockholders of the Corporation, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class. Prior to such date, any director may be removed with or without cause by a majority of votes entitled to be cast at an election of directors.

            (e) The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

            (f) Special meetings of the stockholders of the Corporation for any purpose or purposes may be called solely as set forth in the Bylaws.

            (g) From and after the date on which Cadence and its Subsidiaries, acting together, cease to be entitled to cast a majority of the votes on all matters submitted to a vote of the stockholders of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such date, any such action may also be effected by written consent of the stockholders.


                                   ARTICLE VII

                        LIMITATIONS ON DIRECTOR LIABILITY

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE VIII

                                 CORPORATE POWER

        The Corporation reserves the right to amend or repeal any provision of this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article VIII, Article VII or Section 2(a),
(b), (d), (e), (f) or (g) of Article VI; provided further, that any amendment of this Certificate of Incorporation that would adversely affect the rights or powers of the Class A Common Stock, increase the rights or powers of the Class B Common Stock or Class C Common Stock set forth herein, or authorize the creation of a new class of Common Stock shall require the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock not held by Cadence or its Affiliates voting as a separate class.


                                   ARTICLE IX

                                   DEFINITIONS

        For purposes of this Certificate of Incorporation:

                (i) "Affiliate" shall mean as to any Person, any other Person who controls, is controlled by, or is under common control with such Person.

                (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                (iii) "Limited Partner Interests" shall mean limited partner interests of the Partnership.

                (iv) "Limited Partnership Unit" means the equal units into which all the Limited Partner Interests (other than any Preferred Interests) are divided.

                (v) "Partnership" shall mean Tality, LP, a Delaware limited partnership.

                (vi) "Partnership Agreement" shall mean the Agreement of Limited Partnership of the Partnership, dated as of _______ ___, 2000, as may be amended from time to time.

                (vii) "Person" shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, trust or other entity, including governmental authorities.

                (viii) "Preferred Interests" shall have the meaning given to it in the Partnership Agreement.

                (ix) "Subsidiary" shall mean, with respect to any Person, any other Person in which such first Person owns, directly or indirectly, more than 50% of the capital stock (or other voting interests) the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person or otherwise controls such Person (whether by contract or otherwise).

                (x) "Tax-Free Spin-Off" shall mean a distribution of Common Stock (and preferred stock, if any) or common stock (and preferred stock, if any) of a Person that is a successor to the Corporation, in a Spin-Off Merger as a spin-off, split-up or split-off to holders of common stock of Cadence intended to qualify as a tax-free distribution under Section 355 of the Code, or any successor thereto.

        THE UNDERSIGNED, being the officers hereinbefore named do make and file this Amended and Restated Certificate of Incorporation.

Dated: September ___, 2000



                                         --------------------------------------
                                         Robert P. Wiederhold, President



                                         --------------------------------------
                                         Duane W. Bell, Secretary